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                                                                  Exhibit 23.2
[PANNELL KERR FORSTER LETTERHEAD]



                   Consent of Independent Public Accountants




We consent to the inclusion in this registration statement of Nevada Gold & Casinos, Inc. on Form S-8 of our report dated June 25, 1999, on our examination of the March 31, 1999 consolidated financial statements of Nevada Gold & Casinos, Inc.






PANNELL KERR FORSTER OF TEXAS, P.C.



Houston, Texas
September 24, 1999